Exhibit 10.19
                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (this "Agreement") is being made as of the 1st day of July, 1997 between MARKETING SERVICES GROUP, INC., a Nevada corporation (the "Company"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, and Scott Anderson ("Employee"), an individual residing at 396 Winslow Avenue, California 90814.

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to continue to employ Employee and Employee desires to be employed by the Company as its Chief Financial Officer, upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company as its Chief Financial Officer, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until June 30, 1998 or as renewed by the parties according to the terms of this Agreement (the "Employment Term"); provided, that this Agreement (including this Section 1) shall, upon mutual written consent of the parties hereto, be renewed for one (1) additional one (1) year period upon terms no less favorable than the terms existing in the first year of the Employment Term.

                  2. Duties and Powers as Employee. During the Employment Term, Employee agrees to devote all of his full working time, energy, and efforts to the business of the Company. In performance of his duties, Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee shall be available to travel as the needs of the business require. Employee agrees that the Company may obtain a life insurance policy on the life of Employee naming the Company as the beneficiary thereof.

                  3. Compensation.

                  (a) As compensation for his services hereunder, the Company shall pay Employee, a salary (a "Base Salary"), payable in equal bi-weekly installments, at the annual rate of $100,000.00 for the first year of the Employment Term. Additionally, Employee shall participate in all present or future employee benefit and plans of the Company, provided that he meets the eligibility requirements therefor.

                  (b) Employee shall be eligible to receive raises and bonuses each year of the Employment Term if and as determined by the Compensation Committee of the Board of Directors of the Company. Such bonuses, if any, shall be based upon the achievement of earnings and other targeted criteria. It is also contemplated that Employee will receive incentive stock options to acquire common stock of the Company to be determined by the Stock Option Committee of the Board of Directors of the Company.

                  4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses reasonably incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to thirty (30) days paid vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors and communicated, in writing to Employee.

                  5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee knows of no physical or mental disability that would hinder his performance of duties under this Agreement.

                  6.  Non-Competition.

          (a) Employee agrees that during the Employment Term he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company, except that in each case the provisions of this
     Section 6 will not be deemed breached merely because Employee owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.
          (b) If this Agreement is terminated,  Employee,  for a period of three
     (3) years from the date of termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Company during the three years prior to the date of such termination to cease doing business with the Company or to do business with any other enterprise that is engaged in the same or similar business to that of the Company.

                  7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period she is employed by the Company under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all of her right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

                  8. Confidential Information. All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

                  9. Termination.

          (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the material detriment of the Company, (iii) commit an act of moral turpitude to the material detriment of the Company, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice thereof; provided that in the case of a termination pursuant to (ii), (iii) or (iv) such determination must be made by the Board of Directors of the Company after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated "For Cause" pursuant to Section 9(a), then Employee shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

          (b) In the event that Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six (6) months, then this Agreement shall terminate upon ninety (90) days' written notice to Employee, and no further compensation (other than accrued but unpaid salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

          (c) In the event that Employee shall die, then this Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

          (d) In the event this Agreement is terminated without Cause, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the balance of his Base Salary as provided in Section 3 for the then existing Employment Term.

                  10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation. In the event the Company does not assign this Agreement or that this Agreement is not so assumed then Employee shall have the right to terminate this Agreement by written notice given within six (6) months of the date of such acquisition. Upon such termination, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the balance of his Base Salary as provided in Section 3 for the then existing Employment Term.

                  11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  12.  Modification.   This  Agreement  sets  forth  the  entire
understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Alan I. Annex, Esq. In the case of a notice to Employee, a copy of such notice (which copy shall not consitute notice) shall be delivered to 396 Winslow Avenue, Long Beach, California 90814. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whose waiver is asserted.

                  15. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 10.

                  16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  17.Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                            MARKETING SERVICES GROUP, INC.

                               /s/ Jeremy Barbera
                            Jeremy Barbera, Chairman

                               /s/ Scott Anderson
                            Scott Anderson